Exhibit 99.1

22nd Century Appoints Leading Plant Biotechnology Expert Dr. Michael Koganov to Board of Directors

Dr. Koganov to Leverage his Pharmaceutical, Consumer Packaged Goods, and Life Science Expertise as Chair of 22nd Century’s Scientific and Technical Advisory Committee

WILLIAMSVILLE, N.Y., Sep. 17, 2020 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (NYSE American: XXII) (“22nd Century” or “the Company”), a leading plant-based, life science company driven by next generation plant biotechnology, today announced the appointment of Michael Koganov, Sc.D., Ph.D., to its Board of Directors. Dr. Koganov will serve as Chair of the Company’s Scientific and Technical Advisory Committee and as a member of its Finance Committee.

“We are excited to welcome Michael to our Board,” said 22nd Century’s Board Chair, Nora Sullivan. “As a recognized expert in plant biotechnology and life science, Michael will further strengthen our leadership team with his highly relevant expertise related to the Company’s strategic, scientific initiatives.”

“Michael has been a trusted scientific leader and key advisor to many science-driven organizations and will make a great addition to our team of experienced and talented Board members,” said James A. Mish, Chief Executive Officer of 22nd Century Group. “With a successful track record of developing natural, plant-based technologies and solutions for pharmaceutical, consumer packaged goods, and life science companies, he will bring a valuable scientific perspective to our business and R&D strategies. I am confident that Michael will make significant contributions to 22nd Century as we further position ourselves as a leading plant-based, life science company.”

Dr. Koganov is recognized as a leading expert in the development of natural products using plant biotechnology and has achieved considerable accomplishments in physico-chemistry, biochemistry, bioelectrochemistry, and biotechnology. He is credited with developing Electro-Membrane technology for the comprehensive processing of plants to produce protein concentrates and secondary metabolites. Dr. Koganov co-founded IBT LLC, which developed the proprietary and sustainable Zeta Fraction™ technology. This technology selectively isolates efficacious components from living plants and marine sources to produce a wide range of biofunctional ingredients. After this award-winning technology was acquired by AkzoNobel and then Ashland Global Holdings Inc., Dr. Koganov directed the research, product development, and commercialization of patented, multifunctional, bioactive Zeta Fractions, which are used as key, signature ingredients in numerous products of global companies in the OTC and personal care spaces, as well as various synergistic compositions of Zeta Fractions obtained from living plants from twelve major plant families.

Dr. Koganov is the President and Co-Founder of Intellebio LLC, a consulting and testing firm focused on the development of novel technologies, advanced test methods, and breakthrough products in the life science field. Dr. Koganov received his Master of Science degree in Biochemistry from the State University, Dnipropetrovsk, USSR; his Ph.D. in Bioelectrochemistry from Institute of Chemical Technology, Dnipropetrovsk, USSR; and Full Doctor of Sciences (Sc.D.) degree in biotechnology from the Higher Attestation Commission of the USSR’s Council of Ministers. He has written more than 70 publications, secured over 100 granted patents, and is the author of two books.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (NYSE American: XXII) is a leading plant-based, life science company that develops and provides unique, commercial solutions to the life science, consumer products, and pharmaceutical markets. Using plant genetic engineering and modern plant breeding techniques to create new, proprietary plants and intellectual property, 22nd Century seeks to enhance and broaden the consumer experience by providing natural, plant-derived ingredients to product formulators and manufacturers. In the tobacco plant, 22nd Century is able to modulate the levels of nicotine that naturally occur in the plant. With this technology, 22nd Century is poised to disrupt the global tobacco market with its proprietary reduced nicotine content tobacco cigarettes containing 95% less nicotine than conventional tobacco and cigarettes. 22nd Century is applying its plant genetics expertise to the hemp/cannabis plant as well to develop new and proprietary varieties of hemp/cannabis with unique cannabinoid and terpene profiles and desirable agronomic traits. 22nd Century also owns or controls the rights to commercialize over 200 issued and pending patents related to the tobacco and hemp/cannabis plants.

Learn more at xxiicentury.com, on Twitter @_xxiicentury and on LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties and others that could cause actual results to differ materially from those contained in our forward-looking statements. Please refer to the “Risk Factors” in our Annual Report on Form 10-K filed on March 11, 2020 and in our subsequently filed Quarterly Report on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts:

Mei Kuo

22nd Century Group

(716) 300-1221

mkuo@xxiicentury.com

John Mills

ICR

(646) 277-1254

john.mills@icrinc.com

Deirdre Thomson

ICR

(646) 277-1283

deirdre.thomson@icrinc.com